Exhibit 23.1

                             CONSENT OF INDEPENDENT
                               PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated March 27, 2002, included in Worldport Communications, Inc.'s Form 10-K for the year ended
December 31, 2001 and to all references to our Firm included in this registration statement.


/s/ Arthur Andersen LLP
-----------------------

Arthur Andersen LLP
Chicago, Illinois

April 18, 2002